EMPLOYMENT AGREEMENT



                                        Dated as of September 1, 1997


To:   Steven Georgiev


      The undersigned, Palomar Medical Technologies, Inc., a Delaware corporation (the "Company" or "PMTI"), with its principal place of business located at 66 Cherry Hill Drive, Beverly, MA 01915, hereby agrees with you as follows:

l.    POSITION AND RESPONSIBILITIES.

      1.1 You shall serve as an adviser to the Chief Executive Officer of the Company, performing such duties as may be assigned to you by or on authority of the Company's Chief Executive Officer.

      1.2 You will devote your full time and best efforts to the performance of your duties hereunder and the business and affairs of the Company. After receipt of notice of termination of your employment hereunder, you shall continue to be available to the Company on a part-time basis at reasonable and customary hourly rates to assist in any necessary transition, lawsuits, or other carry-over issues.

      1.3 You will duly, punctually, and faithfully perform and observe any and all rules and regulations that the Company may now or shall hereafter reasonably establish governing your conduct as an employee and the conduct of its business, including but not limited to the Company's Standard of Business Conduct.

2.    TERM AND TERMINATION.

      2.1 The term of this Agreement shall be for the period commencing with the date hereof up through December 31, 1997. Thereafter, this Agreement may be renewed or re-negotiated at the discretion of the Company's Chief Executive Officer, with the review and approval of the Compensation and Nominating Committee of the Board of Directors.

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

      2.2 The Company shall have the right to terminate your employment at any time under this Agreement prior to the stated term in any of the following ways:

      (a) on thirty (30) days prior written notice to you upon your disability (disability shall be defined as your inability to perform for a period of at least forty-five (45) days with or without reasonable accommodation all of your essential duties under this Agreement) (if any question shall arise as to whether during any period you are disabled, so as to be unable to perform all of your essential duties hereunder, you may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom you or your duly appointed guardian, if any, have no reasonable objections to determine whether you are so disabled, and such determination shall for the purposes of this Agreement be conclusive of the issue; if such question shall arise and you shall fail to submit to such medical examination, the Company's determination of the issue shall be binding on you);

      (b) immediately without prior notice to you upon your death; if your employment is terminated because of your death, the Company shall pay to your estate Five Hundred Thousand Dollars ($500,000) less applicable taxes and withholding, in a lump sum, and all obligations of the Company hereunder cease, except with respect to amounts and obligations accrued to you, through 30 days from the date during which your death has occurred;

      (c) immediately without prior notice to you by the vote of a majority of the Board of Directors of the Company for Cause, as hereinafter defined;

      (d) immediately without prior notice to you or Cause, in the event of the liquidation or reorganization of the Company under the federal Bankruptcy Act or any state insolvency or bankruptcy law;

      (e) at any time without prior notice to you or Cause, provided that the Company shall be obligated to pay to you upon notice of termination, as severance pay, (i) your Compensation due over the remaining term of the Agreement in a lump sum payment, less applicable taxes and other required withholdings and any amounts you may owe to the Company and (ii) continuation of all health, life, dental and disability coverage to the extent permitted by the Company's plans or policies up through the earlier of December 31, 1998 or until you obtain coverage elsewhere.

      2.3 During the term of this Agreement, you shall have the right to terminate your employment hereunder for any reason, upon not less than five (5) days' prior written notice to the Company.

      2.4 "Cause" for the purpose of Section 2 of this Agreement shall mean: (i) the falseness or material inaccuracy of any of your warranties or representations herein; (ii) your failure, refusal or inability satisfactorily to perform the services required of you hereby, or to comply with reasonable explicit directives of the Chief Executive Officer with respect to the services to be rendered hereunder; (iii) fraud or embezzlement involving assets of the Company, its customers, suppliers or affiliates or other misappropriation of the Company's assets or funds; (iv) your committing assets or funds of the Company without the prior approval of the Chief Executive Officer; (v) your conviction of a criminal felony offense; (vi) any material breach of the terms hereof; (vii) habitual use of drugs; (viii) conduct by you that is materially harmful to the business interest or reputation of the Company or any of its affiliates; or (ix) acting outside the scope of your services hereunder; or (x) your failure to deliver to the Company within thirty (30) days from the date hereof the Pledged Securities as defined in four separate Stock Pledge Agreements by and between you and the Company dated as of April 16, 1997 (two agreements) and April 28, 1997 (two agreements), and attached hereto as Exhibit C.

      Any dispute, controversy, or claim arising out of, in connection with, or in relation to this definition of "Cause" shall be settled by arbitration as provided in Section 9 hereof. The cost of arbitration, exclusive of the cost of each party's legal representation (which, except as hereinafter otherwise provided, shall be borne by the party incurring the expense), shall be borne by the instigating party; provided, however, that the arbitrators' award may require either party to reimburse the other for the reasonable cost of legal representation in the arbitration proceedings.

3.    COMPENSATION.

      3.1 You shall receive as compensation ("Compensation") for all services to be rendered by you hereunder and for your transfer of property rights pursuant to an agreement relating to proprietary information and inventions of even date herewith attached hereto as Exhibit B between you and the Company (the "Proprietary Information and Inventions Agreement") the following: (a) Twenty-Nine Thousand Dollars ($29,000) per month, less applicable taxes and withholding, and (b) within thirty (30) days of payment in full of all outstanding loans from the Company to you and to third parties against which loans you have pledged stock as collateral, and contingent upon such repayment, Five Hundred Thousand Dollars ($500,000) less applicable taxes and withholding, to be paid in a lump sum to either you or your spouse, at the Company's discretion. If you exercise any options or warrants to purchase the common stock of the Company, and if at such time (i) any amounts are due with respect to the notes signed by you in favor of the Company dated April 28, 1997 (the "Notes"), and/or (ii) demand has been made and full repayment has not been made of the loans by the Company to Trani, Inc. and JCV Capital Corp., against which loans you have pledged stock as collateral, then the Company shall have the right to offset any proceeds realized from any such option or warrant exercises against your obligations to the Company pursuant to the Notes and/or the Stock Pledge Agreements.

      3.2 You shall be eligible for participation in any health or other group insurance plan which may be established by the Company or which the Company is required to maintain

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

by law. You shall also be entitled to participate in any employee benefit program which the Company may establish for its key employees or for its employees generally, including, but in no way limited to, bonuses and stock purchase or option plans. The Company may alter, modify, add to or delete its employee benefit plans at any time as it, in its sole judgment, determines to be appropriate, without recourse by you. The Company shall provide comprehensive health insurance for you and your dependents. Should your employment be terminated for any reason, the Company will use its best efforts to allow you to assume these policies.

      3.3 The Company shall reimburse you promptly for all reasonable and ordinary business and out-of-pocket expenses incurred by you in connection with the Company's business and in the scope of your employment hereunder, as approved in advance in writing by the Chief Executive Officer, including, without limitation, reasonable and necessary travel expenses incurred by you during the term of this Agreement. You agree to keep and maintain records of the aforesaid expenses as may be requested by the Company and to account to the Company for the expenses prior to reimbursement.

4.    OTHER ACTIVITIES DURING EMPLOYMENT.

      4.1 Except for any outside employment and directorships currently held by you as listed on Exhibit A attached hereto, and except with the prior written consent of a disinterested majority of the Company's Board of Directors, which consent will not be unreasonably withheld, you will not, during the term of this Agreement, undertake or engage in any other employment, occupation or business enterprise other than one in which you are an inactive investor.

      4.2 You hereby agree that, except as disclosed on Exhibit A attached hereto, during your employment hereunder, you will not, directly or indirectly, engage (i) individually, (ii) as an officer, (iii) as a director, (iv) as an employee, (v) as a consultant, (vi) as an advisor, (vii) as an agent (whether a salesperson or otherwise), (viii) as a broker, or (ix) as a partner, covenanter, stockholder or other proprietor owning directly or indirectly more than five percent (5) interest in any firm, corporation, partnership, trust, association, or other organization which is engaged in the planning, research, development, production, manufacture, marketing, sales, or distribution of products, equipment, or services similar to those produced by the Company, (such firm, corporation, partnership, trust, association, or other organization being hereinafter referred to as a "Prohibited Enterprise"). Except as may be shown on Exhibit A attached hereto, you hereby represent that you are not engaged in any of the foregoing capacities (i) through (ix) in any Prohibited Enterprise.

5.    PROPRIETARY INFORMATION AND INVENTIONS.

      You agree to execute, deliver and be bound by the provisions of the Proprietary Information and Inventions Agreement attached hereto as Exhibit B.

6.    POST-EMPLOYMENT ACTIVITIES.

      6.1 For a period of one (1) year after the termination or expiration of your employment, for Cause or if you terminated the employment with the Company hereunder (the "Non-Competition Period"), absent the Board of Directors' prior written approval, you will not directly or indirectly engage in activities similar to those described in Section 4.2, nor render services similar or reasonably related to those which you shall have rendered hereunder to, any person or entity whether now existing or hereafter established which directly competes with (or proposes or plans to directly compete with) the Company ("Direct Competitor") in the same or similar business. Nor shall you (i) entice, induce or encourage any of the Company's other employees to engage in any activity which, were it done by you, would violate any provision of the Proprietary Information and Inventions Agreement or this Section 6, or (ii) directly or indirectly solicit or accept business or orders from customers of the Company (including end users whom the Company's products or services are sold through distributors, licensees and the like) for any business which is similar to or competitive with the business of the Company as then being conducted. As used in this Agreement, the term "any line of business engaged in or under demonstrable development by the Company" shall be applied as at the date of termination of your employment, or, if later, as at the date of termination of any post-employment consultation.

      6.2 During the Non-Competition Period, the provisions of Section 4.2 shall be applicable to you and you shall comply therewith.

      6.3 Until the conclusion of the Non-Competition Period, you shall give notice to Company of each new business activity you plan to undertake, at least fourteen (14) days prior to beginning any such activity. Such notice shall state the name and address of the person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such persons. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations hereunder.

      6.4 No provision of this Agreement shall be construed to preclude you from performing the same services which the Company hereby retains you to perform for any person or entity which is not a Direct Competitor of the Company upon the expiration or termination of your employment (or any post-employment consultation) so long as you do not thereby violate any term of this Agreement or the Proprietary Information and Inventions Agreement.

      6.5 You and the Company are of the belief that the period of time, the area specified and the nature and scope of the restrictions in Section 6.1 are reasonable in view of the nature of the business in which the Company is engaged and proposes to engage, the state of its business development and your knowledge of this business. However, if such period, such area or the nature and scope of the restrictions should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months, such area shall be reduced by elimination of such portion of such area, or such nature and scope of the restrictions shall be modified, as are deemed unreasonable, so that this covenant may be enforced in such area and during such period of time as is adjudged to be reasonable.

      6.6 You agree and covenant that you will not, unless acting with the Company's express written consent, directly or indirectly, during the Non-Competition Period, solicit, entice away or interfere with the Company's contractual relationships with any customer, client, officer or employee of the Company.

      6.7 You recognize and agree that the injury that the Company will suffer in the event of your breach of any covenant or agreement contained in this
Section 6 cannot be compensated by monetary damages alone, and you therefore agree that the Company, in addition to and without limiting any other remedies or rights that it may have, either under this Agreement or otherwise, shall have the right to obtain an injunction against you, enjoining any such breach, and that you shall reimburse the Company for its costs and attorneys' fees of such action.

7.    SURVIVAL OF TERMS AND REMEDIES.

      Your obligations under the Proprietary Information and Inventions Agreement and the provisions of Sections 6, 7, 8, and 10 of this Agreement (as modified by Section 4, if applicable) shall survive the expiration or termination of your employment (whether through your resignation or otherwise) with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Proprietary Information and Inventions Agreement or Sections 4 or 6 hereof would be inadequate and you therefore agree that the Company shall be entitled to such injunctive relief in case of any such breach or threatened breach. Should you engage in any activities prohibited by this Agreement, you agree to pay over to the Company all compensation, remuneration or monies or property of any sort received in connection with such activities; such payment shall not impair any other rights or remedies of the Company or your obligations or liabilities which you and the Company may have under this Agreement or applicable law.

8.    ARBITRATION.

      Any dispute concerning this Agreement including, but not limited to, its existence, validity, interpretation, performance or non-performance, arising before or after termination or expiration of this Agreement, shall be settled by a single arbitrator in Boston, Massachusetts, in accordance with the expedited procedures of the commercial rules then in effect of the American Arbitration Association; provided, however, that claims or disputes involving the (i) unauthorized use or disclosure of Confidential Information (as defined in Exhibit B), or (ii) the breach or alleged breach by you of any obligations set forth in Section 6, shall be settled by either a Federal or state court sitting in Massachusetts and shall not be decided by arbitration pursuant to this Section, unless you and the company expressly agree otherwise in writing. Judgment upon any arbitration award may be entered in the highest court, state or federal, having jurisdiction. Except as otherwise provided in Section 2.4, the cost of such arbitration shall be borne equally between the parties thereto unless otherwise determined by such arbitrator; each party shall separately pay its or his own counsel fees and other costs in connection with the arbitration.

9.    ASSIGNMENT.

      This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by you, except by operation of law or by a further written agreement by the parties hereto.

10.   INTERPRETATION.

      IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT if any one or more of the provisions contained in this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

11.   NOTICES.

      Any notice which the Company is required to or may desire to give you shall be given by registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by registered or certified mail, return receipt requested, addressed to the Chief Executive Officer of the Company at its principal office, or at such other office as the Company may from time to time designate in writing, with a copy to the General Counsel of the Company at its principal office.

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

12.   WAIVERS.

      Failure by the Company to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

13.   COMPLETE AGREEMENT; AMENDMENTS.

      The foregoing, including Exhibits A and B attached hereto, is the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. This Agreement may be amended or modified or certain provisions waived only by a written instrument signed and agreed to by the parties hereto, upon authorization of the Company's Board of Directors.

14.   HEADINGS.

      The headings of the Sections contained in this Agreement are inserted for convenience and reference only and in no way define, limit, extend or describe the scope of this Agreement, the intent of any provisions hereof, and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement in any way.

15.   COUNTERPARTS.

      This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

16.   GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its principles of conflict of laws.

17.   EFFECTIVE DATE.

      The effective Date of this Agreement is September 1, 1997.


      If you are in agreement with the foregoing, please sign your name below and also at the bottom of the Proprietary Information and Inventions Agreement, whereupon both Agreements shall become binding in accordance with their terms. Please then return

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

this Agreement to the Company. (You may retain for your records the accompanying counterpart of this Agreement enclosed herewith.)

                                            Very truly yours,

                                            PALOMAR MEDICAL TECHNOLOGIES, INC.



                                            By:   /s/ Louis P. Valente
                                               ---------------------------------
                                                 Name:  Louis P. Valente
                                                 Title: Chief Executive Officer
                                                        and President

Accepted and Agreed:




     /s/ Steven Georgiev
------------------------
     Steven Georgiev

                                                                       EXHIBIT A





                      OUTSIDE EMPLOYMENT AND DIRECTORSHIPS


                                       OF


                                 STEVEN GEORGIEV

                                                                       EXHIBIT B



                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT




                             As of September 1, 1997

To:  Steven Georgiev


      The undersigned, in consideration of and as a condition of my employment or continued employment by you and/or by your parent company or companies which you own, control, or are affiliated with or their successors in business (collectively, the "Company"), hereby agrees as follows:

1.    ALL BUSINESS TO BE THE PROPERTY OF THE COMPANY.

      I agree that any and all presently existing business of the Company and all business developed by me or any other employee of the Company including without limitation all contracts, fees, commissions, compensation, records, customer or client lists, agreements and any other incident of any business developed, earned or carried on by me for the Company is and shall be the exclusive property of the Company, and (where applicable) shall be payable directly to the Company.

2.    CONFIDENTIALITY.

      I recognize that my relationship with the Company is one of high trust and confidence by reason of my access to and contact with the trade secrets and confidential and proprietary information of the Company. I agree to keep confidential, except to the extent authorized by the Company in writing for its benefit, not to disclose or make any use of at any time either during or subsequent to my employment, any Inventions (as hereinafter defined), trade secrets and confidential information, knowledge, data or other information of the Company which is either not generally known outside the Company or is proprietary and confidential information of the Company or any of its customers or suppliers relating to products, processes, know-how, techniques, methods, designs, formulas, test data, customer, employee and supplier lists, business plans, budgets, costs, markets, marketing plans and strategies, pricing strategies, operations or other subject matter pertaining to any existing or contemplated business of the Company or any of its affiliates, which I may produce, obtain, or otherwise acquire during the course of my employment, whether I have such information in my memory or embodied in writing or other tangible form, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets and confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

3.    RETURN OF CONFIDENTIAL MATERIAL.

      In the event my employment with the Company terminates for any reason whatsoever, I agree to promptly surrender and deliver to the Company all of the tangible forms of Confidential Information listed in Section 2, all records, information, materials, equipment, drawings, computer disks, documents and data of which I may obtain or produce during the course of my employment, and I will not take with me any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment.

4.    ASSIGNMENT OF INVENTIONS.

      4.1 I hereby acknowledge and agree that the Company is the owner of all Inventions. In order to protect the Company's rights to such Inventions, by executing this Agreement I hereby irrevocably assign to the Company all my right, title and interest in and to all Inventions (without any separate remuneration or compensation other than that received from time to time in the course of my employment).

      4.2 For purposes of this Agreement, "Inventions" shall mean all research information, inventions, technical innovations, writings, tabulations, procedures, developments, know-how, plans, programs, trade secrets, discoveries, processes, designs, methods, techniques, technology, devices, or improvements in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) during the period of my employment with the Company which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company.

      4.3 Any discovery, process, design, method, technique, technology, device, or improvement in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by me whether solely or jointly with others which I develop entirely on my own time not using any of the Company' equipment, supplies, facilities, or trade secret information ("Personal Invention") is excluded from this Agreement provided such Personal Invention (i) does not relate to the actual or demonstrably anticipated business, research and development of the Company, and (ii) does not result, directly or indirectly, from any work performed by me for or on behalf of the Company.

5.    DISCLOSURE OF INVENTIONS.

      I agree that in connection with any Invention, I will promptly disclose such Invention to the President, Board of Directors and the Executive Committee of the Company in order to permit the Company to enforce its property rights to such Invention in accordance with this Agreement. My disclosure shall be received in confidence by the Company.

6.    PATENTS AND COPYRIGHTS: EXECUTION OF DOCUMENTS.

      6.1 Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for Inventions in any and all countries. Such patent and copyrights shall be and remain the sole and exclusive property of the Company or its nominee. I agree to perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title and interest in and to such patents and copyrights.

      6.2 In connection with this Agreement, I agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all documents, including assignments of title, patent or copyright applications, assignments of such applications, assignments of patents or copyrights upon issuance, as the Company may determine necessary or desirable to protect the Company's or its nominee's interest in Inventions, and/or to use in obtaining patents or copyrights in any and all countries and to vest title thereto in the Company or its nominee to any of the foregoing.

7.    MAINTENANCE OF RECORDS.

      It is understood that all Personal Inventions if any, whether patented or unpatented, which I made prior to my employment by the Company, are excluded from this Agreement. To preclude any possible uncertainty, I have set forth on Schedule A attached hereto a complete list of all of my prior Personal Inventions, including numbers of all patents and patent applications and a brief description of all unpatented Personal Inventions which are not the property of a previous employer. I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior Personal Inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any Personal Invention. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such Personal Invention.

8.    OTHER OBLIGATIONS.

      I acknowledge that the Company from time to time may have agreements with other persons, companies, entities, the U.S. Government or agencies thereof, which impose obligations or restrictions on the Company regarding Inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the Company's obligations.

9.    INJUNCTIVE RELIEF.

      You recognize and agree that the injury that the Company will suffer in the event of your breach of any covenant or agreement contained in this Proprietary Information and Confidentiality Agreement cannot be compensated by monetary damages alone, and you therefore agree that the Company, in addition to and without limiting any other remedies or rights that it may have, either under this Proprietary Information and Confidentiality Agreement or otherwise, shall have the right to obtain an injunction against you, enjoining any such breach, and that you shall reimburse the Company for its costs and attorneys' fees of such action.

10.   BINDING EFFECT.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives and successors. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate thereof to whose employ I may be transferred without the necessity that this Agreement be resigned at the time of such transfer.

11.   INTERPRETATION.

      IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT if any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

12.   WAIVERS.

      Failure by the Company to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

13.   ENTIRE AGREEMENT; MODIFICATION.

      This Agreement constitutes the entire agreement between the parties and supersedes any prior oral or written communications, representations, understandings or agreements concerning the subject matter hereof with the Company or any officer or representative thereof. This Agreement does not constitute an employment agreement, and no changes in any compensation, title or duties or any other terms or conditions of my employment, including, without limitation, the termination of my employment, shall affect the provisions of this Agreement, except as stated herein. This Agreement may be amended, modified, or certain provisions waived only by a written instrument signed by the parties hereto, upon authorization of the Company's Board of Directors.

14.   HEADINGS.

      The headings of the Sections contained in this Agreement are inserted for convenience and reference only and in no way define, limit, extend or describe the scope of this Agreement, the intent of any provisions hereof, and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement in any way.

15.   COUNTERPARTS.

      This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

16.   GOVERNING LAW.

      This Agreement shall be deemed to be a sealed instrument and shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its principles of conflict of laws.

17.   NOTICES.

      Any notice which the Company is required to or may desire to give you shall be given by registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by registered or certified mail, return receipt requested, addressed to the Chief Executive Officer of the Company at its principal office, or at such other office as the Company may from time to time designate in writing, with a copy to the General Counsel of the Company at its principal office.

                                              EMPLOYEE



                                              /s/ Steven Georgiev
                                              ---------------------------
                                                  Steven Georgiev

Accepted and Agreed:                          PALOMAR MEDICAL TECHNOLOGIES, INC.


                                               By:   /s/ Louis P. Valente
                                                  ------------------------------
                                                     Louis P. Valente
                                                     Chief Executive Officer
                                                     Duly Authorized

                                                                      SCHEDULE A









                            LIST OF PRIOR INVENTIONS



                                       OF


                                 STEVEN GEORGIEV